EX-99.77C

Exhibit 7C

Addendum to Question 7.c on Form N-SAR
List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning the funds

          Is this the
         Series last
         filing for
         this
         series?
Series Number  Series Name     (Y/N)
115  JPMorgan Asia Pacific Fund     N
135  JPMorgan Commodities Strategy Fund    N
121  JPMorgan Emerging Markets Local Currency Debt Fund  N
142  JPMorgan Europe Research Enhanced Equity Fund   N
111  JPMorgan Global Allocation Fund     N
106  JPMorgan Global Equity Income Fund    N
103  JPMorgan Global Natural Resources Fund    N
136  JPMorgan Global Research Enhanced Index Fund   N
117  JPMorgan Global Unconstrained Equity Fund   N
104  JPMorgan Growth Long/Short Fund     N
118  JPMorgan International Unconstrained Equity Fund  N
105  JPMorgan Multi-Cap Long/Short Fund    N
141  JPMorgan Opportunistic Equity Long/Short Fund   N
137  JPMorgan Systematic Alpha Fund     N
119  JPMorgan Total Emerging Markets Fund    N